Exhibit 10.3

THIS AMENDED AND RESTATED LOAN PROCEEDS NOTE AMENDS AND RESTATES IN ITS ENTIRETY THE LOAN PROCEEDS NOTE, DATED OCTOBER 4, 2012, ISSUED BY LEVEL 3 COMMUNICATIONS, LLC TO LEVEL 3 FINANCING, INC. IN THE INITIAL PRINCIPAL AMOUNT OF $3,815,000,000.

AMENDED AND RESTATED
LOAN PROCEEDS NOTE

PRINCIPAL SUM:	US$2,615,000,000

ISSUE DATE:	October 4, 2012

PAYEE:	Level 3 Financing, Inc., a Delaware corporation

Level 3 Communications, LLC, a limited liability company organized under the laws of the State of Delaware (the “Payor”), for value received, hereby promises to pay ON DEMAND to the order of the Payee stated above, the Principal Sum stated above (or so much thereof as shall not have been prepaid) and to pay interest (computed on the basis of a 360-day year comprised of twelve 30-day months) on the unpaid principal hereof from the Issue Date stated above, or from the most recent date to which interest has been paid, at the rates payable by the Payee in respect of its $2,615,000,000 Tranche B 2019 Term Loans (as defined in the Credit Agreement), Tranche B-II 2019 Term Loans (as defined in the Credit Agreement) and Tranche B 2016 Term Loans  (as defined in the Credit Agreement and, together with the Tranche B 2019 Term Loans and Tranche B-II 2019 Term Loans, the “Term Loans”) incurred under the Credit Agreement dated as of March 13, 2007, as amended and restated by the Amendment Agreement dated as of April 16, 2009, as further amended by the First Amendment dated as of May 15, 2009, as further amended and restated by the Second Amendment Agreement dated as of October 4, 2011, as further amended and restated by the Third Amendment Agreement dated as of November 10, 2011, as further amended and restated by the Fourth Amendment Agreement dated as of August 6, 2012 and as further amended and restated by the Fifth Amendment Agreement dated as of October 4, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Payee, Level 3 Communications, Inc., the Lenders party thereto and Merrill Lynch Capital Corporation, as Administrative Agent and Collateral Agent, in cash in arrears on each Interest Payment Date (as defined in the Credit Agreement), commencing on such date when the first payment of interest is due or made on the Term Loans, until such Principal Sum shall have been paid in full.  Payments of principal and interest shall be made in US dollars and in immediately available funds at the appropriate office of the Payee (as designated by the Payee to the Payor).  The Payee may demand payment of the unpaid principal of this Note in whole or in part at any time.  In the event the Payee shall demand payment in connection with a prepayment of the Term Loans which, pursuant to the Credit Agreement, requires a prepayment premium, fee or breakage cost payment, the Payor shall pay a premium, fee or breakage cost payment, as the case may be, on the principal amount repaid in an amount equal to the amount of such premium, fee or breakage cost payment under the Credit Agreement.

No failure or delay on the part of the Payee in exercising any of its rights, powers or privileges hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

Presentment and demand for payment, notice of default, dishonor or nonpayment, protest and notice of protest and all other demands and notices in connection with delivery, acceptance, performance or enforcement of this Note are hereby waived by the Payor.

Neither the Payor nor other parties hereafter becoming liable for payment of this Note shall ever be required to pay interest on this Note at a rate in excess of the maximum interest that may be lawfully charged under applicable law, and the provisions of this paragraph shall control over all provisions of this Note which may be in apparent conflict herewith.  In the event that the Payee shall collect monies which are deemed to constitute interest which would increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the lawful rate shall, upon such determination, at the option of the Payee, be either immediately returned to the Payor or credited against the principal balance of this Note then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable.

The Payee may assign this Note without the consent of the Payor.  The Payor may not assign any of its rights and obligations under this Note without the prior written consent of the Payee.  Any assignment made in violation of the foregoing prohibition shall be void.

This Note and the rights and obligations of the Payee and Payor hereunder shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles thereof.

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IN WITNESS WHEREOF, the undersigned has executed and delivered this Loan Proceeds Note as of the date first above written.

LEVEL 3 COMMUNICATIONS, LLC,

by

/s/ Rafael Martinez-Chapman
		Name:	Rafael Martinez-Chapman
		Title:	Vice President and Treasurer

Agreed and Accepted:

LEVEL 3 FINANCING, INC.,

/s/ Sunit Patel
Name:	Sunit Patel
Title:	Chief Financial Officer

[SIGNATURE PAGE TO AMENDED AND RESTATED LOAN PROCEEDS NOTE]

BOND POWER

FOR VALUE RECEIVED, Level 3 Financing, Inc.,

hereby sells, assigns and transfers unto

the Note, dated October 4, 2012, in the principal amount of $2,615,000,000 issued by Level 3 Communications, LLC to Level 3 Financing, Inc. and hereby irrevocably constitutes and appoints                                                                           attorney to transfer the said Note with full power of substitution in the premises.

Dated:

LEVEL 3 FINANCING, INC.,

by

/s/ Rafael Martinez-Chapman
	Name:	Rafael Martinez-Chapman
	Title:	Vice President and Treasurer